Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74733, 333-82755, 333-73170, 333-90400, 333-106082, 333-122021, and 333-144359) of Cardiogenesis Corporation of our report dated March 18, 2011, relating to the December 31, 2010 consolidated financial statements of Cardiogenesis Corporation and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ Windes & McClaughry Accountancy Corporation
Windes & McClaughry Accountancy Corporation

Irvine, California
March 21, 2011